EXHIBIT 3


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           MASTER COMMUNICATION CORP.


PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION.

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

                      ARTICLE I       NAME   -     Is to be changed as follows:


                      ARTICLE I:      THE NAME OF THE CORPORATION SHALL BE:

                                      i-Incubator.com, Inc.


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                  Not Applicable

THIRD:            The date of each amendment's adoption:  November 22, 1999
                                                          -----------------

FOURTH:           Adoption of Amendment(s) (CHECK ONE)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

[ ] "The number of votes cast for the amendment(s) was/were sufficient for approval by _________________________."
                                                    voting group

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

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[ ]               The amendment(s) was/were adopted by the incorporators
                  without shareholder action and shareholder action was not required.


                  Signed this 22nd day of November, 1999

Signature: /s/ Jamee Freeman
           -----------------
           (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted bythe shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                                  JAMEE FREEMAN
                              ---------------------
                              Typed or printed name

                               Director, President
                               -------------------
                                      Title